UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023 (June 13, 2023)

GLOBAL TECHNOLOGIES, LTD

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25668	86-0970492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Dr., Suite 105, Parsippany, NJ 07054

(Address of Principal Executive Office) (Zip Code)

(973) 233-5151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GTLL	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 13, 2023, the Company (the “Buyer”) and TXC Services, LLC (the “Seller”) (together, the “Parties”) entered into a Membership Interest Purchase Agreement (the “MIPA”) for the purchase of all 2,500,000 issued and outstanding Membership Units (the “Membership Units”) of Fox Trot Tango, LLC (“FTT”), a Delaware limited liability company.

The purchase price for the purchase of all Membership Units shall be $6,500,000 payable from the Buyer to the Seller as follows:

(a) Buyer’s assumption of a certain promissory note in favor of TK Management Services, Inc. (“TXC”), in the principal amount of $1,500,000 dated January 6, 2022 (“TK Secured Note”) secured by the Property as collateral, pursuant to a certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing (“TK Security Deed”) and other liabilities; and

(b) The issuance of a Convertible secured promissory note, in the principal amount of $1,600,000, in favor of Seller (“Seller Secured Note”) and Securities Purchase Agreement (“Seller SPA”), secured by the Property as collateral, pursuant to a certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, subordinate to the TK Security Deed (“Seller Security Deed”); and

(c) The issuance of Six Hundred and Eighty (680) shares of the Buyer’s Series L Preferred Stock (“Series L Preferred”) valued at $3,400,000.

In the event that the Buyer is in default under the MIPA, the TK Secured Note, the TK Security Deed, the Seller Secured Note, Seller SPA, the Seller Security Deed or Buyer fails to issue to Seller duly authorized the Series L Preferred, the Seller shall have the right to receive a return of the Membership Units without recourse by the Buyer. This right is in accordance with the pledge agreement, the assignment, amended operating agreement, and related documents (collectively the “Pledge Agreement”).

At Closing, the Parties shall enter into the following schedules: (i) Seller Secured Note, (ii) Seller SPA, (iii) Seller Security Deed, (iv) resolutions related to the issuance of the Series L Preferred, (v) Pledge Agreement, (vi) Assignment of Units Agreement, (vii) Unanimous Consent of the FTT’s authorized Member/Manager, (viii) Unanimous Consent of the Seller’s authorized Member/Manager, (ix) Unanimous Consent of the Buyer’s board of directors, and (x) Third Amended and Restated Limited Liability Company Agreement of FTT. The Closing will take place electronically within 60 days of the satisfaction of the conditions set forth in Articles 7 and 8 of the MIPA.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the shares of Series L Preferred Stock and the issuance of the shares of Class A Common Stock issuable upon conversion of the Series L Preferred Stock will be exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investor is sophisticated and represented in writing that they were an accredited investor and acquired the securities for their own account for investment purposes. A legend will be placed on the Series L Preferred Stock certificate and the stock certificates of Class A Common Stock issued upon conversion of the Series L Preferred Stock, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement between the Company and TXC Services, LLC dated June 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL TECHNOLOGIES, LTD

Date: June 20, 2023	By:	/s/ Fredrick Cutcher
	Name:	Fredrick Cutcher
	Title:	Chief Executive Officer